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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ConectiSys Corporation

We hereby consent to the use in the prospectus constituting a part of the foregoing Amendment No. 1 to Registration Statement on Form SB-2
(Registration No. 333-102781) of our report dated January 7, 2003, relating to the consolidated financial statements of ConectiSys Corporation appearing in the Company's Annual Report on Form 10-KSB as of September 30, 2002 and for the years ended September 30, 2002 and 2001.

We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Amendment No. 1 to Registration Statement on Form SB-2.

	/S/ Hurley & Company
	Hurley & Company

Granada Hills, California
May 2, 2003